UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 14, 2008 (March 12, 2008)
Coeur d’Alene Mines Corporation
(Exact name of registrant as specified in its charter)
IDAHO
(State or other jurisdiction
of incorporation or organization)
1-8641
(Commission File Number)
82-0109423
(IRS Employer Identification No.)
505 Front Ave., P.O. Box “I”
Coeur d’Alene, Idaho, 83816
(Address of Principal Executive Offices)
(208) 667-3511
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Convertible Notes Offering
     On March 12, 2008, Coeur d’Alene Mines Corporation. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., as representative of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company of $200,000,000 aggregate principal amount of its 3.25% Convertible Senior Notes due 2028 (the “Notes”), with an option granted to the Underwriters to purchase up to an additional $30,000,000 aggregate principal amount of Notes solely to cover over-allotments. The Notes will be issued under an indenture, dated March 18, 2008, between the Company and The Bank of New York as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated March 18, 2008, between the Company and the Trustee (as supplemented, the “Indenture”).
     The notes will bear interest at a rate of 3.25% per year, payable on March 15 and September 15 of each year, beginning on September 15, 2008. The notes will mature on March 15, 2028, unless earlier converted, redeemed or repurchased by the Company.
     Each holder of the notes may require that the Company repurchase some or all of the holder’s notes on March 15, 2013, March 15, 2015, March 15, 2018 and March 15, 2023 at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, in cash, shares of common stock or a combination of cash and shares of common stock, at the Company’s election. Holders will also have the right, following certain fundamental change transactions, to require the Company to repurchase all or any part of their notes for cash at a repurchase price equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest. The Company may redeem the notes for cash in whole or in part at any time on or after March 22, 2015 at 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest.
     The notes will be convertible under certain circumstances, at the holder’s option, at an initial conversion rate of 176.0254 shares of the Company’s common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $5.68 per share of common stock (representing a 30% conversion premium based on the closing price of $4.37 per share of the Company’s common stock on March 12, 2008), subject to adjustment in certain circumstances. The notes will provide for “net share settlement” of any conversions, which limits the number of shares of common stock to be issued in the future. Pursuant to this feature, upon conversion of the notes, the Company (1) will pay the note holder an amount in cash equal to the lesser of the conversion obligation or the principal amount of the notes, and (2) will settle any excess of the conversion obligation above the notes’ principal amount in the Company’s common stock, cash or a combination thereof, at the Company’s election.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits:

Exhibit
Number	Description of Exhibit

1.1	Underwriting Agreement, dated March 12, 2008, by and among the Company and the underwriters named therein

25.1	Statement of Eligibility on Form T-1 of The Bank of New York, as trustee.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Coeur d’Alene Mines Corporation

Date: March 14, 2008	By:	/s/ Mitchell J. Krebs
		Name:	Mitchell J. Krebs
		Title:	Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

1.1	Underwriting Agreement, dated March 12, 2008, by and among the Company and the underwriters named therein

25.1	Statement of Eligibility on Form T-1 of The Bank of New York, as trustee.

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